Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of September 17, 2026, is entered into by and between Athena Purchaser, LLC, a Delaware limited liability company (“Parent”), and [Name] (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Mistras Group, Inc., a Delaware corporation (the “Company”), (ii) Parent, and (iii) Athena Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Acquisition Sub”), are entering into an Agreement and Plan of Merger (as may be amended, restated, amended and restated, waived or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Merger Agreement”), which provides for the merger of Acquisition Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder and Parent hereby agree as follows:

1.          Agreement to Vote the Covered Shares. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the stockholders of the Company (the “Company Stockholders”), including any postponement, recess or adjournment thereof, or in any other circumstance, however called (including by written consent), the Stockholder (in such Stockholder’s capacity as a stockholder of the Company) agrees to, and if applicable, to cause its controlled Affiliates to, vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) (and not to withdraw any such vote or consent with respect to) all of the Owned Shares and any additional shares of Company Common Stock or other voting securities of the Company acquired by the Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, (ii) the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not decrease the Merger Consideration or result in the Merger Agreement being less favorable to the Company Stockholders than the Merger Agreement in effect as of the date of this Agreement, (iii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting if the Company or Parent proposes or requests such postponement or adjournment to a later date or time in accordance with Section 5.4(a) of the Merger Agreement, and (iv) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting (or by written consent) necessary or which Parent or the Company reasonably determines is desirable for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement, (iii) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b), collectively, the “Supported Matters”). The Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder does not have any obligation to vote the Covered Shares in any particular manner. In the event that the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, the Stockholder shall tender (and shall not withdraw), or cause to be tendered (and cause to not withdraw), all of its Covered Shares pursuant to and in accordance with the terms of such tender offer prior to the time required for such Covered Shares to be validly tendered for acceptance in such tender offer. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder from taking, or refraining from taking, any action in his or her capacity as a director or officer (as applicable) of the Company or any of the Company’s Subsidiaries, including complying with his or her fiduciary obligations, and any such action taken, or any such inaction, in each case, in any such capacity as a director or officer, shall not constitute a breach of this Agreement.

2.            Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) such date and time as the Merger Agreement shall have been amended or supplemented, or any provision thereof waived, in a manner (A) that reduces the amount, or changes the form of the Merger Consideration payable to a Stockholder (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement) or (B) that materially delays or imposes any additional material restrictions or conditions on the payment of the consideration payable in the Merger; (d) the Outside Date; and (e) the mutual written consent of all parties hereto (the date of the earliest such event, the “Termination Date”); provided that, the provisions set forth in Section 7 and Sections 13 through 22 shall survive the termination of this Agreement; and provided further, that, subject to the provisions set forth in Sections 7.4(d) and 7.4(e) of the Merger Agreement (which are hereby expressly acknowledged and agreed by the Stockholder), the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred at or before such termination. For the purpose hereof, “Willful and Material Breach” means, with respect to any covenant or agreement of a party in this Agreement, an action or omission taken or omitted to be taken by such party in material breach of such covenant or agreement that the breaching party intentionally takes (or fails to take) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such covenant or agreement.

3.            Certain Covenants of the Stockholder.

3.1            Transfers. Beginning on the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, (a) except pursuant to a Permitted Transfer, or as otherwise expressly contemplated pursuant to this Agreement or the Merger Agreement, the Stockholder shall not, and shall cause its controlled Affiliates and direct their respective Representatives and the Stockholder’s non-controlled Affiliates not to, directly or indirectly (i) tender any Covered Shares into any tender or exchange offer, (ii) Transfer or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) enter into any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to) lead to or result in a Transfer of the economic consequences of ownership of any Covered Shares, whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise, (iv) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (v) commit or agree to take any of the foregoing actions and (b) the Stockholder shall not, and shall cause its controlled Affiliates and direct their respective Representatives and the Stockholder’s non-controlled Affiliates not to, directly or indirectly take any action involving the Transfer of Equity Interests that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, the Stockholder agrees that it shall not, and shall cause its controlled Affiliates and direct their respective Representatives and the Stockholder’s non-controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities of the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement. Any Transfer in violation of this Section 3.1 shall be void ab initio. For the purpose hereof, “Transfer” means (x) any direct or indirect offer, sale, assignment, encumbrance, pledge, gift, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, gift, hedge, hypothecation, disposition, loan or other transfer (whether by merger, consolidation, division, conversion, operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (y) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares or (z) any contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (x) or (y) above. For purposes hereof, “Permitted Transfer” means any Transfer of Covered Shares (A) by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family; (B) by virtue of laws of descent and distribution upon death of the individual; (C) to the Company, Parent or Acquisition Sub; (D) in connection with the exercise of stock options, including through a “net” or “cashless” exercise; or (E) if the Stockholder is a trust, in connection with any distribution in kind to one or more beneficiaries of such trust to satisfy distribution requirements (whether fixed annuity payments or otherwise) required by the governing documents of such trust; provided, that (1) any such transferee must enter into a written agreement with, in form and substance reasonably acceptable to, Parent and Acquisition Sub, agreeing to be bound by the terms of this Agreement and the Stockholder retains sole voting control of the Covered Shares, and (2) in the case of clause (D), the remaining shares issued upon the exercise of stock options shall be subject to the terms of this Agreement.

3.2            Documentation and Information. Except as required by applicable Law, the Stockholder shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Stockholder consents to and hereby authorizes Parent and Acquisition Sub to publish and disclose in all documents and schedules required to be filed with the SEC, and any press release or other disclosure document that Parent or Acquisition Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Covered Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent and Acquisition Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity (provided, that Parent shall provide the Stockholder with a reasonable opportunity to review drafts of such disclosure or publications to the extent any such draft has been provided to Parent and specifically identifies or describes the Stockholder in relation to this Voting Agreement and shall consider any reasonable comments regarding the factual accuracy of information concerning the Stockholder or this Voting Agreement in good faith prior any such disclosure or publication being made public; provided, further, that if such disclosing party is required by Law or stock exchange rule to make any such disclosure or publication prior to providing such review opportunity, Parent shall notify the Stockholder as promptly as reasonably practicable thereafter). Each party hereto agrees to use its reasonable best efforts to promptly (a) give the other party any information it may reasonably require for the preparation of any such disclosure documents, and (b) notify the other party of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such party shall become aware that any such information shall have become false or misleading in any material respect.

3.3            No Solicitation. The Stockholder shall not, and shall cause its controlled Affiliates and Representatives not to, (a) take any action that the Company would then be prohibited from taking under Section 5.3 of the Merger Agreement as if such Section of the Merger Agreement applied, mutatis mutandis, to the Stockholder, (b) engage in any activities, or solicit, initiate, facilitate or encourage any activities, which the Company and its Subsidiaries and its and their Representatives are permitted to engage in during the Go-Shop Period pursuant to Section 5.3(a) of the Merger Agreement (except that, in the case of this clause (b), the Stockholder may during the Go-Shop Period participate in discussions or negotiations with any Person that has submitted to the Company an Acquisition Proposal solely for purposes of entering into a voting agreement on substantially similar terms as the terms hereof with such Person with respect to such Acquisition Proposal in the event the Company Board were to determine that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal) or (c) authorize or commit to do any of the foregoing prohibited activities.

3.4            Proxy Statement; Schedule 13G and 13D. The Stockholder will use its reasonable best efforts to furnish all information concerning the Stockholder and its controlled Affiliates to Parent and the Company that is reasonably necessary for the preparation and filing of the Proxy Statement, and will otherwise reasonably assist and cooperate with Parent and the Company in the preparation, filing and distribution of disclosures with respect to the Stockholder that are required or advisable to be included in the Proxy Statement and the resolution of any comments thereto received from the SEC. If applicable and to the extent required under applicable Law, the Stockholder shall promptly and in accordance with applicable Law amend its Schedule 13G or Schedule 13D filed with the SEC to disclose this Agreement and the Stockholder shall provide a draft of such amendment to Parent and Acquisition Sub and consider any reasonable comments in good faith prior to such filing.

4.            Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

4.1            Due Authority. The Stockholder is a natural Person and has the legal capacity to execute and deliver this Agreement, to execute, deliver, comply with and perform his or her obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equitable Exception.

4.2            No Conflict. The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (a) conflict with or result in a violation or breach of any applicable Law, (b) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of his or her properties, rights or other assets are subject or (c) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of the foregoing clauses (a), (b) and (c), any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Stockholder of his or her obligations under this Agreement.

4.3           Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) under the Exchange Act and the rules and regulations of the NYSE or under state securities Laws, and (b) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

4.4            Ownership of the Owned Shares. The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any Liens, other than those created by this Agreement or arising under applicable securities laws. The Stockholder does not own, of record or beneficially, any shares of capital stock or Equity Interest of the Company, or other rights to acquire, or that are exercisable for, or convertible or exchangeable into, shares of capital stock or Equity Interest of the Company, in each case other than the Owned Shares. The Stockholder has the sole right to Transfer the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. The Stockholder has not entered into any agreement to Transfer any Owned Shares and no Person has a right to acquire any of the Owned Shares held by the Stockholder.

4.5            Absence of Litigation. There is no Proceeding pending or threatened in writing against, or, to the knowledge of the Stockholder, threatened orally against the Stockholder that would reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

5.            Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder as follows:

5.1            Due Authority. Parent is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite organizational power and authority and has taken all organizational action necessary (including approval by the board of managers or applicable organizational bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other organizational action by Parent or vote of holders of any class of equity securities of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equitable Exception.

5.2            No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (a) conflict with or violate any provision of the certificate of formation, limited liability company agreement or similar organizational documents of Parent, (b) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) of the Merger Agreement have been obtained and all filings and notifications described in Section 4.3(b) of the Merger Agreement have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to any Parent Subsidiary, or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, or (c) require any consent or approval under, result in any breach of or any loss of any benefit or right under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, vesting, amendment, acceleration or cancellation of, result in the triggering of any payment or other obligations under, or result in the creation of a Lien on any property or asset or Equity Interests of Parent or any Parent Subsidiary, pursuant to, any Contract or Permit to which Parent or any Parent Subsidiary is a party, except, with respect to clauses (b) and (c), as would not reasonably be expected to, individually or in the aggregate, restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

6.            Non-Survival of Representations and Warranties; Non-Reliance. The representations, warranties and covenants contained herein shall not survive the Effective Time. Each party acknowledges that it has conducted its own independent review and analysis in connection with entering into this Agreement and has not relied on any representation or warranty, express or implied, of any other party hereto or any of its Affiliates or Representatives, except as expressly set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, each party hereby acknowledges and agrees that no party hereto shall have any claim or cause of action against the other party or its Affiliates, stockholders, controlling persons, directors, officers, employees, agents or Representatives resulting from or arising out of this Agreement or the transactions contemplated hereby, or the negotiation or execution hereof, based upon any alleged extra-contractual statements, promises, understandings, warranties, covenants, agreements or representations, whether oral or written, that are not expressly set forth in this Agreement. This Section 6 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the Termination Date.

7.            Waiver of Appraisal and Dissenter Rights and Certain Other Actions.

7.1            The Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement; provided, that such waiver shall automatically terminate and be of no further force or effect upon the valid termination of the Merger Agreement in accordance with its terms.

7.2            The Stockholder hereby agrees not to commence or affirmatively participate in or receive any economic or other benefit from any claim or other Proceeding, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates, or their respective boards of directors (or similar governing bodies), relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated hereby or thereby, including any such claim or other Proceeding (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with the Merger Agreement or the transactions contemplated thereby, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided that, the foregoing shall not limit, restrict or prohibit the Stockholder from (i) claiming or asserting any defenses or counter-claims in connection with any Proceeding arising out of or in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby, (ii) seeking to enforce this Agreement against Parent, or (iii) participating in any Proceeding to the extent such participation is required by law or legal process, including responding to a subpoena or court order, provided that (A) the Stockholder shall provide Parent with prompt written notice of any such Proceeding (to the extent legally permitted), (B) the Stockholder shall reasonably cooperate with Parent, at Parent’s expense, in seeking a protective order or other appropriate remedy to limit the scope or confidentiality of any required disclosure, and (C) the Stockholder shall disclose only such information as is legally required.

8.            Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.            Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request to the extent reasonably necessary to effect the transactions contemplated by this Agreement; provided, that such additional consents, documents or instruments shall not impose any obligations on the Stockholder that are materially more burdensome than the obligations set forth in this Agreement.

10.          Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier (providing proof of delivery), or by email transmission to the respective parties at the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10). For purposes hereof, the Stockholder’s address is set forth below his or her signature hereto.

If to Parent:

c/o H.I.G. Capital, LLC

1450 Brickell Avenue

31st Floor

Miami, FL 33131

Attention: Matt Gullen; Alexander Thorn

Email: mgullen@hig.com; athorn@hig.com

with a copy to (which copy will not constitute notice):

Kirkland & Ellis LLP

830 Brickell Plaza

Miami, Florida 33131

Attention: Matthew Arenson, P.C.; Lee Blum

Email: matthew.arenson@kirkland.com; lee.blum@kirkland.com

11.          Mutual Drafting; Interpretation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation.” References to “Sections” shall be to Sections of this Agreement, unless otherwise specifically stated. References to any party include references to its successors and permitted assigns. The word “or” shall be disjunctive but not necessarily exclusive. References to any gender include any other gender.

12.          Entire Agreement. This Agreement (along with the documents referenced herein) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

13.          No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

14.          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Acquisition Sub any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership, and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Acquisition Sub shall have any authority or power to direct the Stockholder in the voting of any of the Covered Shares, except as otherwise specifically provided herein.

15.          Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. (a) This Agreement and any disputes arising out of or related to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or the inducement of any party to enter herein or therein, whether for breach of contract, tortious conduct or otherwise, and whether predicated on common law, statute or otherwise, shall in all respects be governed by, and construed in accordance with, the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of Delaware. (b) Each party irrevocably agrees that any Proceeding arising out of or relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or the inducement of any party to enter herein or therein, whether for breach of contract, tortious conduct or otherwise, and whether predicated on common law, statute or otherwise, shall be brought and determined in the Court of Chancery of the State of Delaware (or if such court finds it lacks jurisdiction, any federal court within the State of Delaware or other Delaware state court), and each party hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of such courts. Each party hereby waives any objection it may have to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in such courts, and hereby waives and agrees not to plead or claim in any such court that any such Proceeding brought in such court has been brought in an inconvenient forum. (c) EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING, CLAIM, COUNTERCLAIM OR OTHER MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

16.          Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns; provided that, Parent may transfer or assign without consent its rights and obligations under this Agreement, in whole or in part from time to time, to (a) one or more Affiliates (provided that, no such assignment shall relieve Parent of any of its obligations hereunder) and (b) after the Effective Time, to any Person.

17.          Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity, without being required to prove irreparable harm or the inadequacy of a remedy at law. Each of the parties hereto further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief. A party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled.

18.          Limitation on Recourse. Any claim or cause of action under this Agreement may only be brought against Persons that are expressly named as parties, and then only with respect to the specific obligations set forth in this Agreement. No Related Party of the Stockholder or Parent (other than the parties hereto) shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Stockholder or Parent, or for any claim, investigation, or Proceeding, in each case under, based on, in respect of, or by reason of, this Agreement or the transactions contemplated hereby (including the breach, termination or failure to consummate such transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person, or otherwise. For purposes of this Section 18, “Related Party” means, with respect to any Person, such Person’s former, current or future Affiliates, direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, or assignees.

19.          Severability. If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

20.          Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and signature pages by facsimile, email (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable Law, e.g., www.docusign.com) or other electronic transmission shall constitute effective execution and delivery of this Agreement for all purposes.

21.          Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

22.          No Agreement until Executed. This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable Takeover Laws, and any applicable provision of the Company Charter or Company Bylaws, the Merger Agreement, this Agreement, the other Voting Agreements and the transactions contemplated by the Merger Agreement, this Agreement and the other Voting Agreements, including the Merger.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

PARENT:

ATHENA PURCHASER, LLC

By:

Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

STOCKHOLDER

By:
Name:
Title:

Address:

Email:

[Signature Page to Voting Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares